Exhibit 99.1

Mobileye Announces CFO Transition

Anat Heller To Step Down As Mobileye’s Chief Financial Officer; Moran Shemesh Rojansky Will Assume Role Of Acting CFO

JERUSALEM. June 26, 2023—Mobileye Global Inc. (Nasdaq: MBLY) (“Mobileye” or the “Company”) today announced that Chief Financial Officer, Anat Heller, will be stepping down from her role for personal reasons, effective immediately. Due to a personal tragedy, Heller has decided to spend more time with her family. Following her resignation as Chief Financial Officer, Heller will continue at Mobileye and will serve as a strategic advisor to the Finance department and to senior management. Moran Shemesh Rojansky, Mobileye’s current Vice President of Finance, will serve as the Company’s acting Chief Financial Officer while a thorough search of internal and external candidates is conducted for a permanent replacement. Rojansky, 43, has served in various positions with Mobileye since 2016, most recently as Vice President of Finance and previously as Director of Finance and Corporate Controller. Prior to joining the Company, Rojansky served in financial reporting roles at Tnuva Ltd, including head of consolidation and reporting, for three years from 2013 to 2016, and in several roles prior to that in the accounting consulting services and advisory group at PwC, including as a senior manager.

“On behalf of the Board and all Mobileye employees, I would like to thank Anat for her outstanding leadership, dedication and contributions to Mobileye over the past several years. We wish Anat and her family the best. I and the rest of senior management have worked closely with Moran for several years and have every confidence in her ability to take on the role of acting CFO during our process to select a permanent replacement,” said Prof. Amnon Shashua, President and CEO of Mobileye.

About Mobileye Global Inc.

Mobileye (Nasdaq: MBLY) is a leader of the mobility revolution with its autonomous driving and driver-assistance technologies, harnessing world-renowned expertise in computer vision, artificial intelligence, mapping, and data analysis. Since its founding in 1999, Mobileye has pioneered such groundbreaking technologies as REM™ crowdsourced mapping, True Redundancy™ sensing, and Responsibility Sensitive Safety (RSS). These technologies are driving the ADAS and AV fields towards the future of mobility – enabling self-driving vehicles and mobility solutions, powering industry-leading advanced driver-assistance systems and delivering valuable intelligence to optimize mobility infrastructure. To date, more than 140 million vehicles worldwide have been built with Mobileye technology inside. In 2022 Mobileye listed as an independent company separate from Intel (Nasdaq: INTC), which retains majority ownership.

“Mobileye,” the Mobileye logo and Mobileye product names are registered trademarks of Mobileye Global. All other marks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this release that are not statements of historical fact are forward-looking statements and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” or the negative of these terms, and other similar expressions, although not all forward-looking statements contain these words. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. You should understand that these statements are not guarantees of performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Detailed information regarding these and other factors that could affect Mobileye’s business and results is included in Mobileye’s SEC filings, including the company’s Annual Report on Form 10-K for fiscal year 2022 and its Quarterly Reports on Form 10-Q, particularly in the sections entitled “Risk Factors.” Copies of these filings may be obtained by visiting our Investor Relations website at ir.mobileye.com or the SEC’s website at www.sec.gov.

Dan Galves
Investor Relations
investors@mobileye.com

Source: Mobileye Global Inc.

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